Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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THIMBLE POINT ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November [·], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting , you will need your 12 digit control number to vote electronically at the Special Meeting. To attend:
https://www.cstproxy.com/thimblepoint/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

THIMBLE POINT ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS
[NOVEMBER] [·], 2021
MASTER BALLOT

The undersigned appoints Xxxxxx Xxxxx and Xxxxxx Xxxxx, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Thimble Point Acquisition Corp. held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of Thimble Point Acquisition Corp. to be held virtually at: **https://www.cstproxy.com/thimblepoint/2021** on November [•], 2021, at XX:00 a.m. or at any adjournment or postponement thereof.

All shares of common stock of Thimble Point Acquisition Corp. (**"THMA"**), that are represented at the Special Meeting of Stockholders (the **"Special Meeting"**) by one or more proxies (the **"Proxies"**) granted to the undersigned (and to each of them individually) are hereby voted in accordance with the instructions that appear on the Proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS A THROUGH G, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The 2021 Proxy Statement and the 2020 Annual Report to Stockholders are available at: https://www.cstproxy.com/thimblepoint/2021

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Proposal Number 1: A proposal to (a) approve and adopt the Business Combination Agreement, dated as of June 21, 2021 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the **"Business Combination Agreement"**), by and among THMA, Oz Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of THMA (**"Merger Sub"**), and Pear Therapeutics, Inc., a Delaware corporation ("Pear"), and (b) approve the transactions contemplated thereby, including the merger of Merger Sub with and into Pear, with Pear surviving the merger as a wholly-owned subsidiary of THMA (the **"Merger"**). A copy of the Business Combination Agreement is attached to the proxy statement/prospectus as Annex A to the proxy statement/prospectus (the **"Proxy Statement"**).

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 2: A proposal to amend the current certificate of incorporation of THMA (the **"Current Charter"**) and adopt the Second Amended and Restated Certificate of Incorporation (the "**Proposed Charter**") to be effective upon the consummation of the Merger (the **"Closing"**) which will include amendments to (a) increase the number of authorized shares of THMA's capital stock, par value $0.0001 per share, from 221,000,000 shares, consisting of (i) 220,000,000 shares of common stock, including 200,000,000 shares of Class A common stock (the **"THMA Class A Common Shares"**) and 20,000,000 shares of Class B common stock (the **"THMA Class B Common Shares"**), and (ii) 1,000,000 shares of preferred stock, to 700,000,000 shares, consisting of (i) 690,000,000 shares of Class A common stock and (ii) 10,000,000 shares of preferred stock, (b) eliminate certain provisions in our Charter relating to the THMA Class B Common Shares, the initial business combination and other matters relating to THMA's status as a blank check company that will no longer be applicable to THMA following the closing, (c) require supermajority voting in order to amend or repeal the Proposed Charter and remove directors from office, (d) waive Section 203 of the DGCL, (e) change the name of THMA to "Pear Holdings Corp." and (f) approve and adopt any other changes contained in the Proposed Charter, a copy of which is attached as *Annex B* to the Proxy Statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 3: On a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in accordance with Securities and Exchange Commission guidance. The Proposed Charter, and the provisions that are the subject of this proposal, is further described in the Proxy Statement for the Special Meeting and a copy of the Proposed Charter is attached as *Annex B* to the Proxy Statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 4: A proposal to elect, effective at the closing of the Merger, seven directors to serve staggered terms on the Board of Directors of the Post-Combination Company until the 2022 annual meeting of stockholders, in the case of Class I directors, the 2023 annual meeting of stockholders, in the case of Class II directors, and the 2024 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

	Class	Vote For	Withheld
Alison Bauerlein	Class I	☐	☐
Zach Lynch	Class I	☐	☐
Andrew J. Schwab	Class I	☐	☐
Nancy Schlichting	Class II	☐	☐
Kirthiga Reddy	Class II	☐	☐
Corey McCann	Class III	☐	☐
Jorge Gomez	Class III	☐	☐

Proposal Number 5: A proposal to approve, in connection with the Merger, for purposes of complying with applicable listing rules of the NASDAQ Stock Market (**"NASDAQ"**), the issuance and/or sale of (a) up to 132,395,625 THMA Class A Common Shares to the holders of Pear's capital stock pursuant to the Business Combination Agreement and the reservation for issuance of THMA Class A Common Shares subject to Rollover Options (as defined in the Proxy Statement) pursuant to the Business Combination Agreement; (b) (i) an aggregate of 10,280,000 THMA Class A Common Shares at $10.00 per share to the subscribers pursuant to the Subscription Agreements (as defined in the Proxy Statement) and (ii) up to 5,000,000 THMA Class A Common Shares at $10.00 per share to the Anchor Investor pursuant to the Amended Forward Purchase Agreement (as defined in the Proxy Statement), for purposes of raising additional capital for use by the Post-Combination Company following the Closing; and (c) 6,900,000 THMA Class A Common Shares upon the conversion of THMA Class B Common Shares, in accordance with the terms of the Current Charter .

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 6: A proposal to approve and adopt the Pear Holdings Corp. 2021 Stock Option and Incentive Plan (the **"2021 Plan"**), a copy of which is attached as *Annex K* of the Proxy Statement, and the material terms thereunder.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 7: A proposal to approve and adopt the Pear Holdings Corp. Employee Stock Purchase Plan (the **"2021 ESPP"**), a copy of which is attached as *Annex L* of the Proxy Statement, and the material terms thereunder.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Number 8: A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, Proposals 1-2 and 5-7.

FOR ☐ AGAINST ☐ ABSTAIN ☐

If any matter is voted upon at the Special Meeting other than the proposals set forth on the Proxies, then with respect to such matter the undersigned will supplement this ballot with an additional ballot pursuant to which the undersigned will vote all shares as to which they have discretionary authority.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.